Exhibit 1.1
Hyliion Holdings Corp.
Shares of Common Stock

SALES AGREEMENT
August 11, 2026
Needham & Company, LLC
250 Park Avenue
New York, New York 10177
Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, MN 55402
Ladies and Gentlemen:
Hyliion Holdings Corp., a Delaware corporation (the “Company”), confirms as follows its agreements with Needham & Company, LLC and Northland Securities, Inc. (collectively, the “Sales Agents”, and individually, a “Sales Agent”).
1.Issuance and Sale of Shares.
(a)On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Sales Agreement (the “Agreement”), the Company agrees that, from time to time during the term of this Agreement, it may issue and sell through the Sales Agents shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), having a maximum aggregate sales price of up to $100,000,000 (the “Placement Shares”); provided, however, that in no event shall the Company issue or sell through the Sales Agents such number or dollar amount of Placement Shares that would (i) exceed the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (ii) exceed the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (iii) exceed the number or dollar amount of shares of Common Stock permitted to be sold by the Company under Form S-3 (including General Instruction I.B.6. thereof, if applicable) or (iv) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (as defined below) (the lesser of clauses (i), (ii), (iii) and (iv), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement shall be the sole responsibility of the Company and the Sales Agents shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Sales Agents will be effected pursuant to the Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 25, 2026 and declared effective by the Commission on March 5, 2026, although nothing in this Agreement shall be construed as requiring the Company to issue shares of Common Stock.
(b)The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively referred to as the “Rules and Regulations”), with the Commission a registration statement on Form S-3 (File No.

333-293712), including a base prospectus and together with such amendments thereto as may have been required to the date of this Agreement, relating to the Common Stock to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act Rules and Regulations”). The Company has prepared a prospectus supplement to the base prospectus included as part of the Registration Statement, which prospectus supplement relates to the Placement Shares to be issued from time to time by the Company pursuant to this Agreement (the “Prospectus Supplement”). The Company will furnish to each Sales Agent, for use by such Sales Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and a related prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Placement Shares. Except where the context otherwise requires, any such registration statement, including the amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be part thereof, included or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”) or deemed to be a part of such registration statement pursuant to the Rules and Regulations (including Rule 430B thereof), and any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations (“Rule 462(b)”) is herein called the “Registration Statement.” The base prospectus or base prospectuses, including all documents incorporated by reference therein, included in the Registration Statement, as it may be supplemented, if applicable, by the Prospectus Supplement, in the form in which such prospectus or prospectuses and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b), together with any then-issued Issuer Free Writing Prospectuses (as defined below), is herein called the “Prospectus.”
(c)Any reference herein to the Registration Statement, any base prospectus, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, that are or are deemed to be incorporated by reference therein or from which information is so incorporated by reference (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any base prospectus, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most recent effective date of the Registration Statement, or the respective dates of the base prospectus, such Prospectus Supplement, the Prospectus or such Issuer Free Writing Prospectus, as the case may be, and deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system or, if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).
2.Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify one of the Sales Agents, which Sales Agent the Company may select in its sole discretion from time to time (in each case, a “Designated Sales Agent”) by email notice (or other method mutually agreed to by the Company and the Designated Sales Agent) (each such notice, a “Placement Notice”) containing the parameters in accordance with which the Company desires such Placement Shares to be sold, which at a minimum shall include the maximum number or amount of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of Placement Shares that may be sold in any day on which the Common Stock is traded on the NYSE American (the “Exchange”) (any such day, a “Trading Day”) and any minimum price below which sales may not be made, the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such Schedule 3), and shall be addressed to each of the individuals from the Designated Sales Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Designated Sales Agent unless and until (a) the Designated Sales Agent declines in writing, which declination must occur prior to 8:30 a.m., Eastern Time, on the Trading Day following the Trading Day on which such Placement Notice is delivered to the Designated Sales Agent, to accept the terms contained therein for any reason, in its sole discretion, (b) the Designated Sales Agent suspends sales under the Placement Notice for any reason in its sole discretion in accordance with this Agreement, (c) the entire number or amount of the Placement Shares thereunder or under this Agreement have been sold, (d) the Company amends, supersedes, suspends or terminates the Placement Notice or (e) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Sales Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. Notwithstanding the foregoing, in the event the Company engages a Sales Agent for a sale of Placement Shares in a Placement that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act (“Regulation M”), the Company will provide such Sales Agent, at such Sales Agent’s written request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 8 hereof, each dated the Settlement Date, and such other documents and information as the Sales Agent shall reasonably request. It is expressly acknowledged and agreed that neither the Company nor the Sales Agents will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Designated Sales Agent and the Designated Sales Agent does not decline (and the Company does not amend, supersede, suspend or terminate) such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby.
3.Sale of Placement Shares by the Designated Sales Agent. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, upon the Designated Sales Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Designated Sales Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations and the rules of the Exchange to sell such Placement Shares up to the number or amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Designated Sales Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number or amount of Placement Shares sold on such Trading Day, the average price at which Placement Shares were sold and the gross proceeds generated from such sales. Subject to the terms of the Placement Notice, the Designated Sales Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Rules and Regulations, including sales made directly on or through the Exchange or any other existing trading market for the Common Stock, in negotiated transactions (including block trades) at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. The Company acknowledges and agrees that (a) there can be no assurance that the Designated Sales Agent will be successful in selling Placement Shares, (b) the Designated Sales Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Designated Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell such Placement Shares as required under this Agreement and (c) the Designated Sales Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Sales Agent and the Company in a separate written agreement setting forth the terms of such sale.
4.Suspension of Sales.
(a)The Company or the applicable Designated Sales Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than automatic reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on

Schedule 3), suspend any sale of Placement Shares (each, a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 7(s), 7(t), and 7(u) with respect to the delivery of certificates, opinions and comfort letters to the Sales Agents, shall be waived. Each of the parties agrees that no notice under this Section 4 shall be effective against the other party unless notice is sent by one of the individuals named on Schedule 3 hereto to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.
(b)Notwithstanding any other provision of this Agreement, during any period in which the Company is, or would reasonably be deemed to be, in possession of material non-public information, the Company and the Sales Agents agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and shall cancel any effective Placement Notices instructing the Sales Agent to make any sales and (iii) the Sales Agents shall not be obligated to sell or offer to sell any Placement Shares.
5.Settlement and Delivery.
(a)Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first Trading Day (or such other day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate gross sales price received by the Designated Sales Agent, after deduction of (i) the Designated Sales Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Designated Sales Agent pursuant to Section 7(i) of this Agreement and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, provided that in the case of clauses (ii) and (iii) hereof, such amounts are detailed and itemized in a written statement delivered to the Company no later than 8:00 p.m., Eastern Time, on the Trading Day prior to the Settlement Date or as otherwise agreed upon by the parties hereto.
(b)On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Designated Sales Agent’s or its designee’s account (provided the Designated Sales Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be duly authorized, freely tradeable, transferable, registered shares of Common Stock in good deliverable form. On each Settlement Date, the Designated Sales Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on or prior to the Settlement Date. In addition to and in no way limiting the rights and obligations set forth in Section 9 hereto, the Company agrees that if the Company or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized, freely tradeable, transferable, registered Placement Shares on a Settlement Date, the Company will (i) hold the Designated Sales Agent harmless against any loss, claim, damage, or reasonable and documented out-of-pocket expense (including reasonable and documented legal fees and expenses), promptly following such default, arising out of or in connection with such default by the Company or its transfer agent (if applicable), (ii) pay to the Designated Sales Agent any commission, discount or other compensation to which it would otherwise have been entitled absent such default and (iii) take all necessary action to cause the full amount of any Net Proceeds that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Designated Sales Agent in connection with recovering such Net Proceeds, to be immediately returned to the Designated Sales Agent no later than 5:00 p.m., New York City time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Designated Sales Agent.
(c)Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (i) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (ii) the amount available for offer and sale under the then-effective Registration Statement and (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors or a duly authorized committee thereof, and notified to the Designated Sales Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Designated Sales Agent in writing. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and the Sales Agents shall have no obligation in connection with such compliance.
6.Representations and Warranties of the Company
The Company represents, warrants and covenants to each Sales Agent that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or covenant specifies a different date or time:
(a)The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 (including General Instructions I.A and I.B.1.) under the Act. The Registration Statement has been filed with the Commission and has been declared effective by the Commission under the Act prior to the issuance of any Placement Notice by the Company. The Prospectus Supplement will name the Sales Agents as the agent engaged by the Company in the section entitled “Plan of Distribution.” The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Rules and Regulations and comply in all material respects with such Rule. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(1) under the Act objecting to the use of the shelf registration statement form. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Sales Agents and their counsel, or are available through EDGAR. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Sales Agents have consented, any such consent not to be unreasonably withheld, conditioned or delayed.
(b)No order preventing or suspending the use of the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the date the Registration Statement became or becomes effective (the “Effective Date”), on the date any Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto was or is filed with the Commission pursuant to the Act or the Exchange Act, at each Applicable Time and at all times during the period through and including any Settlement Date and when any post-effective amendment to the Registration Statement becomes effective, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (in each case, as amended or as supplemented, if applicable), including the financial statements, if any, included or incorporated by reference therein, did and will comply in all material respects with all applicable requirements of the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations, and did and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. There are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement that are not so filed.

When it became, becomes or is deemed to become effective, no part of the Registration Statement or any amendment or supplement thereto did, does or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, as of its date and at each Applicable Time, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.
As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means (i) each Representation Date (as defined below), (ii) the time of each sale of any Placement Shares pursuant to this Agreement and (iii) each Settlement Date.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
The foregoing representations and warranties in this Section 6(b) do not apply to any statements or omissions made in reliance on, and in conformity with, information relating to the Sales Agents furnished in writing to the Company by the Sales Agents specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the 7th paragraph under the caption “Plan of Distribution” in the Prospectus Supplement (the “Sales Agents Information”) constitute the only information relating to the Sales Agents furnished in writing to the Company by the Sales Agents specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Prospectus and any Issuer Free Writing Prospectus.
(c)In connection with the offering of the Placement Shares, (i) at the times specified in Rule 164 and Rule 433 of the Rules and Regulations and (ii) as of the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations (“Rule 405”)), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(d)The Incorporated Documents, when they were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the Rules and Regulations and the Exchange Act Rules and Regulations, as applicable; and any further documents filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the Rules and Regulations and the Exchange Act Rules and Regulations, as applicable. Each Incorporated Document did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm,

partnership, joint venture, association or other entity, other than (i) the subsidiaries listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K (collectively, the “Subsidiaries”), (ii) those subsidiaries not required to be listed on Exhibit 21 by Item 601 of Regulation S-K under the Exchange Act, (iii) those subsidiaries formed since the last day of the most recently ended fiscal year, and (iv) as disclosed in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company and each of its Subsidiaries has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is duly licensed or qualified to do business and in good standing as a foreign corporation or such other entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so licensed or qualified or be in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or their respective assets, businesses, operations, earnings, properties, prospects, conditions (financial or other), stockholders’ equity or results of operations, or prevent or materially interfere with consummation of the transactions contemplated hereby (such effect is referred to herein as a “Material Adverse Effect”). Except as set forth in the Registration Statement or in the Prospectus, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and free of any preemptive or similar rights, and are wholly owned by the Company free and clear of all claims, liens, charges, security interests, rights of first refusal and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary. The Company and its Subsidiaries are not engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require disclosure in, or amendment to, the Registration Statement. Complete and correct copies of the Second Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”), and of the Amended and Restated Bylaws of the Company, as amended from time to time (the “Bylaws”), and the organizational documents of each of its Subsidiaries and all amendments thereto have been delivered to the Sales Agents and their counsel, or are available through EDGAR.
(f)The Company has authorized, issued and outstanding capital stock as set forth in, or incorporated by reference into, the Prospectus Supplement as of the date set forth therein (other than the grant of additional equity awards or options under the Company’s equity incentive and stock option plans and agreements, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, are fully paid and nonassessable, were issued in compliance with all applicable state and federal securities laws and, except as disclosed in or contemplated by the Registration Statement or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Placement Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as contemplated hereby, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and will be registered pursuant to Section 12 of the Exchange Act; no preemptive rights, rights of first refusal or similar rights exist with respect to any of the Placement Shares or the issue and sale thereof. The description of the capital stock of the Company included or incorporated by reference in the Registration Statement, the Prospectus Supplement and the Prospectus is complete and accurate in all material respects. The Placement Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus. Except as set forth in the Prospectus Supplement and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any other securities or obligations convertible into, or any other contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. The issuance and sale of the Placement Shares as contemplated hereby will not cause any holder of any share capital, securities convertible into or exchangeable or exercisable for share capital or options, warrants or other rights to purchase share capital or any other securities of the Company to have any right to acquire any preferred shares or other securities of the Company.
(g)At the time the Registration Statement was originally declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met the then-applicable requirements for the use of Form S-3 under the Act, including, but not limited to, General Instruction I.B.1. of Form S-3. As of the date hereof, the Company meets the requirements for use of Form S-3 under the Act specified in Conduct Rule 5110(h)(1) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Rules and Regulations, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was equal to or greater than $75 million (calculated by multiplying (i) the highest price at which the common equity of the Company closed on the Exchange within 60 days of the date of this Agreement by (ii) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6. of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.
(h)The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement or the Prospectus present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the respective periods covered thereby, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved except as may be set forth in the related notes included therein. No other financial statements or schedules (historical or pro forma) are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included or incorporated by reference in the Registration Statement or the Prospectus. To the extent applicable, any pro forma financial statements, information or data included or incorporated by reference in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act, including, without limitation, Article 11 thereof, fairly present the information set forth therein, in all material respects, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. Grant Thornton LLP (the “Accountant”), who have reported on the consolidated financial statements and schedules of the Company, are and, during the periods covered by their report were, an independent registered public accounting firm with respect to the Company within the meaning of, and as required by, the Act, the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (“PCAOB”). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company. The other financial and statistical data included and incorporated by reference in the Registration Statement and the Prospectus present accurately and fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements incorporated by reference in the Registration Statement and the Prospectus and the books and records of the Company. All disclosures contained in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined in the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. The Prospectus delivered to the Sales Agents for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(i)Except as set forth in the Registration Statement or the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X under the Rules and Regulations (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company and (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company. Except as contemplated by this Agreement, no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares.
(j)Except as set forth in the Registration Statement or the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any Material Adverse Effect, the occurrence of any development that the Company reasonably expects would result in a Material Adverse Effect or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the general affairs, business, management, condition (financial or otherwise), earnings, results of operations, properties, operations, assets, liabilities or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Change”), (ii) there has not been any material change in the capitalization or long-term indebtedness of the Company (other than in connection with the exercise or settlement of equity awards or options to purchase the Common Stock granted pursuant to the Company’s equity incentive and/or stock option plans from the shares reserved therefor as described in the Registration Statement and the Prospectus, the exercise or redemption of warrants described in the Registration Statement and the Prospectus, and the grant of equity awards or stock options in the ordinary course of business and consistent with the past practice of the Company), (iii) neither the Company nor any of its Subsidiaries has incurred, except in the ordinary course of business as described in the Registration Statement or the Prospectus, any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), nor has the Company or any of its Subsidiaries entered into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iv) the Company has not paid, made or declared any dividends or other distributions of any kind on any class of its capital stock or the capital stock of any Subsidiary.
(k)The Company is not, will not become as a result of or after giving effect to the transactions contemplated hereby (including the offer and sale of the Placement Shares), and will not conduct its business in a manner that would require the Company to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(l)Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(m)Except as set forth in the Registration Statement, or the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or any of its or their officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect. There are no current or, to the Company’s knowledge, pending legal, governmental or regulatory audits or investigations, actions, suits or proceedings that are required under the Act to be described in the Registration Statement or the Prospectus that are not so described.
(n)Neither the Company nor any of its Subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or any other contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, which default or violation, in the cases of clauses (i) or (ii), would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party under any material contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is or would reasonably be expected to be in violation of any provision of its certificate or articles of incorporation or bylaws or similar organizational documents. Neither the Company nor any of its Subsidiaries has (i) failed to pay any dividend or sinking fund installment on preferred stock or (ii) defaulted on any installment or other payment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.
(o)No consent, approval, authorization or order of, or any filing or declaration with, any court, arbitrator or governmental or regulatory agency or body is required for the consummation of the transactions contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws, the bylaws and rules of FINRA or the Exchange in connection with the sale of the Placement Shares by the Sales Agents.
(p)The Company has full corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof, except that the enforcement (A) of this Agreement may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”) and (B) of the indemnification and contribution obligations and provisions of this Agreement may be limited by applicable law or considerations of public policy. The execution and performance of this Agreement and the consummation of the transactions contemplated hereby (including the issuance and sale of the Placement Shares) will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the certificate or articles of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of its or their properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries, which lien, charge, encumbrance, breach, violation, conflict, default, termination or acceleration, in the cases of clauses (ii) or (iii), would have a Material Adverse Effect.
(q)Except as set forth in the Registration Statement or the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property described in the Registration Statement or the Prospectus as being owned by them, free and clear of all liens, charges, encumbrances, claims or restrictions, except such as are not material to the business of the Company or its Subsidiaries. The Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties. Any real or personal property described in the Registration Statement or the Prospectus as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not have a Material Adverse Effect. Each of the properties of the Company and its Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its Subsidiaries has received from any governmental or regulatory authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change that is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise would have, individually or in the aggregate, a Material Adverse Effect.
(r)All contracts to which the Company or any of its Subsidiaries is a party that are required to be described in the Registration Statement or to be filed as an exhibit to the Registration Statement are so described or filed as required. All contracts to which the Company or any of its Subsidiaries is a party that are expressly referenced in the Prospectus have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding obligations of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof, subject to the Enforceability Exceptions.
(s)None of the Company, any of its Subsidiaries or any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.
(t)Except as set forth in the Registration Statement or the Prospectus, no holder of securities of the Company has rights, contractual or otherwise, to require the Company to register any securities pursuant to the Registration Statement, or to include any securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement, the sale of the Placement Shares as contemplated hereby or otherwise, which rights have not been duly waived in a writing furnished to the Sales Agents by the holder thereof as of the date hereof.
(u)The Common Stock is registered under Section 12(b) of the Exchange Act and is currently listed on the Exchange under the trading symbol “HYLN.” There is no action pending by the Company or, to the Company’s knowledge, by the Exchange designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Company is in compliance in all material respects with all applicable listing requirements of the Exchange.
(v)(i) To the Company’s knowledge, the Company and each of its Subsidiaries owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights and other intellectual property and registrations and applications for registration for any of the foregoing (collectively, “Intellectual Property”), in each case, sufficient to conduct its business as now conducted and as now proposed to be conducted, and, to the Company’s and its Subsidiaries’ knowledge, there are no ownership rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries and none of the foregoing Intellectual Property rights owned or licensed by the Company or any of its Subsidiaries is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or any of its Subsidiaries of Intellectual Property rights of others, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any Intellectual Property rights of others, where such infringement or violation could have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with, rights of the Company or any of its Subsidiaries with respect to any Intellectual Property, (iv) there is no suit, proceeding or claim pending against the Company or any of its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any employee of the Company or any of its Subsidiaries, regarding Intellectual Property infringement, challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property or alleging other infringement of Intellectual Property, that could have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (v) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application that contains claims for which an “interference proceeding” (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Prospectus as being owned by or licensed to the Company and (vi) the Company and its Subsidiaries have not received any written notice alleging infringement with respect to any patent or any written notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would be reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in Intellectual Property developed for the Company by their employees and contractors (including, but not limited to, assignments of such Intellectual Property) from such employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets and that of third parties in their possession to the extent contractually required to do so.
(w)None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any of their respective officers, directors or employees. The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used by the Company and the Subsidiaries to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not be reasonably expected to have a Material Adverse Effect.
(x)The Company and each of its Subsidiaries have, in all material respects, filed all federal, state, local and foreign tax returns that have been required to be filed and has paid all taxes and assessments shown thereon to the extent that such taxes or assessments have become due. Neither the Company nor any of its Subsidiaries has any tax deficiency, penalty or assessment that has been or, to the knowledge of the Company, would reasonably be asserted or threatened against it that would have a Material Adverse Effect. On each Settlement Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
(y)The Company and its Subsidiaries own or possess all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Registration Statement and the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not have a Material Adverse Effect. To the Company’s knowledge, there is no proceeding pending or threatened that may cause any such authorization, approval, order, license, registration, other certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and each of its Subsidiaries is conducting its business in compliance in all material respects with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations); the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that would give rise to a notice of non-compliance with any such laws, rules and regulations, and is not aware of any pending change or contemplated change to any applicable laws, rules and regulations or governmental positions; in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(z)The Company and each of its Subsidiaries maintains or is covered by insurance of the types and in the amounts as the Company reasonably believes are adequate for its business and customary for companies engaged in similar businesses in similar industries.

(aa)Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
(ab)The Company is in compliance, in all material respects, with, and there has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with, all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed or furnished to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(ac)Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment from corporate funds to any foreign or domestic government official or employee or foreign or domestic political party or campaign, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977 or any comparable applicable law in another jurisdiction, or (iv) made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment. The Company, its Subsidiaries and to the Company’s knowledge, each of their respective affiliates have instituted and maintain, and will continue to maintain, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(ad)The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Registration Statement or the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Except as set forth in the Registration Statement or the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(ae)The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the most recently ended fiscal year (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the most recently ended fiscal year the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s disclosure controls or, to the Company’s knowledge, in other factors that could significantly affect the Company’s disclosure controls.

(af)There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or, to the knowledge of the Company, any 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth by FINRA).
(ag)Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is a government, individual or entity that is, or is owned or controlled by an individual or entity that is (i) the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (“Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea and Sudan). The Company and its Subsidiaries have not engaged in, and are not now engaged in, and will not engage in any dealings or transactions with any government, individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such Sanctions. The Company and its Subsidiaries will not, directly or indirectly, use the proceeds of the issuance and sale of the Placement Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (A)  to fund or facilitate any activities or business of or with any government, individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted for a person required to comply with Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any government, individual or entity (including any government, individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).
(ah)The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering laws of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ai)Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Company and each of its Subsidiaries (A) is in compliance with all applicable rules, laws and regulations relating to pollution, the protection of health or the environment, and the use, transportation, treatment, storage and disposal of, or exposure to, hazardous or toxic substances or wastes (“Environmental Laws”) and (B) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus, (ii) none of the Company nor any of its Subsidiaries has received any notice from any governmental authority or third party, or otherwise has knowledge, of any asserted claim under Environmental Laws, and (iii) no facts currently exist that could subject the Company or any of its Subsidiaries to liability under Environmental Laws, including any liability for remediation of any releases or threatened releases of hazardous or toxic substances.
(aj)The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
(ak)The Company and each of its Subsidiaries is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in

ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each of its Subsidiaries would have any liability; each of the Company and each of its Subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.
(al)No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent or threatened.
(am)Except as provided by applicable law or as described in or contemplated by the Registration Statement and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.
(an)The Company and its Subsidiaries have operated their business in a manner compliant in all material respects with all privacy and data protection laws and regulations applicable to the Company’s and its Subsidiaries’ collection, handling, and storage of their customers’ data. The Company and its Subsidiaries have taken commercially reasonable steps to maintain policies and procedures designed to ensure the integrity and security of the data collected, handled or stored in connection with the delivery of their product offerings. The Company and its Subsidiaries have commercially reasonable policies and procedures in place designed to ensure privacy and data protection laws are complied with and take commercially reasonable steps to comply in all material respects with such policies and procedures.
(ao)No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(ap)The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.
(aq)The Company acknowledges and agrees that Sales Agents have informed the Company that the Sales Agents may, to the extent permitted under the Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect, provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Sales Agents may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Sales Agents.
(ar)No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Sales Agents was or will be, when made, inaccurate, untrue or incorrect.
Any certificate signed by an officer of the Company and delivered to the Sales Agents or to counsel for the Sales Agents pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Sales Agents as to the matters set forth therein.
7.Agreements of the Company.
The Company covenants and agrees with each Sales Agent as follows:

(a)The Company will not, either prior to the first Applicable Time or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Placement Shares by a Designated Sales Agent or a dealer, file any amendment or supplement to the Registration Statement or the Prospectus relating to the Placement Shares, unless a copy thereof shall first have been submitted to the Sales Agents for approval within a reasonable period of time prior to the filing thereof (provided, however, that the failure of the Company to obtain the Sales Agents’ approval shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agents’ right to rely on the representations and warranties made by the Company in this Agreement).
(b)So long as delivery of the Prospectus relating to any Placement Shares may be required to be delivered by a Designated Sales Agent or any dealer under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations or any similar rule), the Company will notify the Sales Agents promptly, and will confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, in each case, other than documents incorporated by reference, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information related to the offering of the Placement Shares or to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, (iii) of its receipt of notice or its knowledge of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the suspension of the qualification of the Placement Shares for offering and sale in any jurisdiction, or the initiation or threatening of any proceeding for that purpose, and (v) of receipt by the Company or any representative or counsel to the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Prospectus Supplement, the Prospectus or the issuance and sale of the Placement Shares. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, the Company will make every reasonable effort to obtain the withdrawal of such order as soon as reasonably practicable. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and notify the Sales Agents promptly of all such filings, if not available on EDGAR. The Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act or, in the case of any document to be incorporated by reference therein, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations. So long as delivery of the Prospectus relating to any Placement Shares may be required to be delivered by a Designated Sales Agent or any dealer under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations or any similar rule), the Company will comply with all requirements imposed upon it by the Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.
(c)The Company will furnish to the Sales Agents, without charge, written and electronic copies of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, the Prospectus (including all documents incorporated by reference therein), the Prospectus Supplement, each Issuer Free Writing Prospectus and all amendments and supplements thereto that are filed with the Commission during any period that a Prospectus relating to the Placement Shares is required to be delivered under the Act, in each case as soon as reasonably practicable and in such quantities as the Sales Agents may from time to time reasonably request and, at the Sales Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the

Company shall not be required to furnish any document (other than the Prospectus) to the Sales Agents to the extent such document is available on EDGAR.
(d)The Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.
(e)So long as delivery of the Prospectus relating to any Placement Shares may be required to be delivered by a Designated Sales Agent or any dealer under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations or any similar rule), the Company will prepare and file with the Commission, promptly upon the Sales Agents’ reasonable request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Sales Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Sales Agents (provided, however, that the failure of the Sales Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agents’ right to rely on the representations and warranties made by the Company in this Agreement); provided, however, that the Company may delay any such amendment or supplement if, in the judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect during such time. The Company consents to the use of the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus and any amendment or supplement thereto by the Sales Agents and by all dealers to whom the Placement Shares may be sold, both in connection with the offering or sale of the Placement Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Sales Agents should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will notify the Sales Agents to suspend the offering of Placement Shares during such period and the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Sales Agents, without charge, such number of copies of such supplement or amendment to the Prospectus as the Sales Agents may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Sales Agents and, if requested by the Sales Agents, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(f)The Company will use its reasonable best efforts and cooperate with the Sales Agents in connection with the registration or qualification of the Placement Shares for offer and sale under the state or foreign securities or Blue Sky laws of such jurisdictions as the Sales Agents may request and to maintain such registration or qualification in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject. In each applicable jurisdiction, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such registration or qualification in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).
(g)The Company will, so long as required under the Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated Subsidiaries, if any, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective Date), consolidated summary financial information of the Company and its Subsidiaries, if any, for such quarter in reasonable detail, provided that the Company will be deemed to have furnished such statement to its stockholders to the extent it is available on EDGAR.
(h)The Company will make generally available to holders of its securities as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earning statement covering a period of 12 months that satisfies the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations), provided that the Company will be deemed to have furnished such statement to its securityholders to the extent it is available on EDGAR.
(i)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Sales Agents all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement to any of the foregoing, including any fees required by the Commission in connection therewith, (ii) the preparation and delivery of certificates, if any, representing the Placement Shares, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Sales Agents, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus Supplement, the Prospectus and any Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested by the Sales Agents for use in connection with the offering and sale of the Placement Shares, (iv) the listing of the Placement Shares on the Exchange, (v) any filings required to be made in connection with clearance of the offering of the Placement Shares with FINRA (including the reasonable and documented fees, disbursements and other charges of counsel for the Sales Agents in connection therewith), (vi) the registration or qualification of the Placement Shares for offer and sale under state or foreign securities or Blue Sky laws and the preparation, printing and distribution of any Blue Sky memoranda (including the reasonable and documented fees, disbursements and other charges of counsel to the Sales Agents in connection therewith), (vii) fees, disbursements and other charges of counsel to the Company and of the Accountant, (viii) the transfer agent for the Placement Shares and (ix) all other reasonable and documented costs and expenses of the Sales Agents incident to the performance of its obligations hereunder not otherwise specifically provided for herein, including the fees, disbursements and other charges of counsel to the Sales Agents (in addition to those set forth in clauses (v) and (vi)); provided, however, that in no event under this clause (ix), when taken together with costs and expenses incurred under clauses (v) and (vi), shall the Company be required to pay or reimburse any Sales Agents costs and expenses in excess of $125,000 in connection with the establishment of the at-the-market program and $10,000 for each periodic update of the at-the-market program.
(j)The Company will not at any time, directly or indirectly, (i) take any action designed or that would reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Placement Shares or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Sales Agents.
(k)The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company” under the Investment Company Act.
(l)The Company will use the Net Proceeds in the manner set forth in the Prospectus under the caption “Use of Proceeds.”
(m)The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) provide reasonable assurance that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that would have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.
(n)Without the prior written consent of the Designated Sales Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for shares of Common Stock, warrants or any rights to purchase or acquire, shares of Common Stock during the period beginning on the second Trading Day immediately prior to the date on which any Placement Notice is delivered to the Designated Sales Agent hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for shares of Common Stock, warrants or any rights to purchase or acquire, shares of Common Stock prior to the later of the termination of this Agreement and the tenth Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance, grant or sale of (i) shares of Common Stock, options or other rights to purchase or otherwise acquire shares of Common Stock or shares of Common Stock issuable upon the exercise of options or settlement of equity awards, including any Common Stock sold on behalf of an employee to cover tax withholding obligations, pursuant to any employee or director equity incentive, stock option, compensation or benefits plan or arrangement, stock ownership plan or dividend reinvestment plan (but not shares of Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) shares of Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Sales Agents and (iii) shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes.
(o)On or prior to the date of the first Placement Notice, the Company will use its reasonable best efforts to maintain the listing of the Placement Shares or cause the Placement Shares to be listed on the Exchange, as applicable.
(p)The Company will, at any time during the pendency of a Placement Notice, advise the Sales Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Sales Agents pursuant to this Agreement.

(q)The Company will cooperate with any reasonable due diligence review conducted by the Sales Agents, their representatives and their counsel in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Sales Agents may reasonably request.
(r)The Company agrees that on or prior to such dates as the Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, within the relevant period, the number or amount of Placement Shares sold through the Sales Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agents with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, that, unless a prospectus supplement containing such information is required to be filed under the Act, the requirement of this Section 7(r) may be satisfied by Company’s inclusion in the Company’s Form 10-K or Form 10-Q, as applicable, of the number or amount of Placement Shares sold through the Sales Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agents with respect to such Placement Shares during the relevant period.
(s)On or prior to the date on which the Company first delivers a Placement Notice and each time the Company:
(i)files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;
(ii)files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);
(iii)files a quarterly report on Form 10-Q under the Exchange Act; or
(iv)files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Sales Agents (but in the case of clause (iv) above only if the Sales Agents reasonably determine that the information contained in such Form 8-K is material at a time when a Placement Notice is pending or in effect and the Sales Agents request a certificate within three Trading Days of the Company’s filing of such Form 8-K) with a certificate, in the form substantially similar to the form attached hereto, dated the Representation Date, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented. The requirement to provide a certificate under this Section 7(s) shall be waived for any Representation Date occurring at a time during which no Placement Notice is pending or a Suspension is in effect, which waiver shall continue until the earlier to occur of the date on which the Company delivers instructions for the sale of Placement Shares hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when no Placement Notice was pending or a Suspension was in effect and did not provide the Sales Agents with a certificate under this Section 7(s), then before the Company delivers the instructions for the sale of Placement Shares or the Sales Agents sell any Placement Shares pursuant to such instructions, the Company shall provide the Sales Agents with a certificate in conformity with this Section 7(s) dated as of the date that the instructions for the sale of Placement Shares are issued.
(t)On or prior to the date of the first Placement Notice and within five Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(s) for which no Suspension or waiver is applicable, the Company shall cause to be furnished to the Sales Agents a written opinion and negative assurance letter of Vinson & Elkins L.L.P. (“Company Counsel”), or other counsel satisfactory to the Sales Agents, in form and substance satisfactory to Sales Agents and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, Company Counsel shall not be required to furnish to the Sales Agent more than one opinion and one negative assurance letter under this Agreement per each filing of an annual report on Form 10-K and quarterly report on Form 10-Q; provided, further, that in lieu of such opinion or negative assurance letter for subsequent Representation Dates, Company Counsel may furnish the Sales Agents with a letter (a “Reliance Letter”) to the effect that the Sales Agents may rely on a prior opinion or negative assurance letter delivered under this Section 7(t) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).
(u)On or prior to the date of the first Placement Notice and within five Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(s) for which no Suspension or waiver is applicable, the Company shall cause the Accountant to furnish the Sales Agents with letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(u); provided, that if requested by the Sales Agents, the Company shall cause a Comfort Letter to be furnished to the Sales Agents within 10 Trading Days of the date of occurrence of any material transaction or event, including the restatement of the Company’s financial statements. The Comfort Letter shall be in a form and substance reasonably satisfactory to the Sales Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(v)If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement Shares remain unsold and this Agreement has not been terminated, the Company will, in its sole discretion, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Common Stock that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement Shares that may be offered and sold pursuant to this Agreement), in a form satisfactory to the Sales Agents and their counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement Shares to continue as contemplated in the expired registration statement and this Agreement. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.
(w)If, from and after the date of this Agreement, the Company is no longer eligible to use Form S-3 (including pursuant to General Instruction I.B.6.) at the time it files with the Commission an annual report on Form 10-K or any post-effective amendment to the Registration Statement, then it shall promptly notify the Sales Agents and, within two Business Days after the date of filing of such annual report on Form 10-K or amendment to the Registration Statement, the Company shall, file a new prospectus supplement with the Commission reflecting the number of shares of Common Stock available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.6. of

Form S-3; provided, however, that the Company may delay the filing of any such prospectus supplement for up to 30 days if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect or pending during such time. Until such time as the Company shall have effected such compliance, the Company shall not notify the Sales Agents to resume the offering of Placement Shares.
(x)The Company represents and agrees that, without the prior written consent of the Sales Agents, and each Sales Agent represents and agrees that, without the prior written consent of the Company, each of the Company and the Sales Agents (including its agents and representatives, other than a Sales Agent in its capacity as such) has not made and will not make, use, prepare, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder or otherwise make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405), required to be filed with the Commission. Any such free writing prospectus the use of which has been consented to by the Company and the Sales Agents, as the case may be, is herein called a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission, where required, recordkeeping and legending. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Schedule 4 hereto are Permitted Free Writing Prospectuses.
8.Conditions of the Obligations of the Sales Agents.
The obligations of the Sales Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Sales Agents of a due diligence review satisfactory to the Sales Agents, and to the continuing satisfaction (or waiver by the Sales Agents in their sole discretion) of the following additional conditions:
(a)The Registration Statement shall be effective and shall be available for the (i) resale of all Placement Shares issued to the Sales Agents and not yet sold by the Sales Agents and (ii) sale of all Placement Shares contemplated to be issued by any Placement Notice. All filings required by Rule 424 shall have been made, including timely filing of the Prospectus Supplement pursuant to Rule 424(b).
(b) (i) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission; (ii) no order suspending the qualification or registration of the Placement Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any applicable governmental authorities; (iii) the Company shall not have received any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (iv) there shall not have occurred or be continuing any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)The Sales Agents shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the

Sales Agents’ reasonable opinion is material, or omits to state a fact that in the Sales Agents’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, (i) there shall not have been (A) a Material Adverse Change or any material adverse change, on a consolidated basis, in the authorized capital stock of the Company, (B) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects would result in a Material Adverse Effect or (C) any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset-backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset-backed securities), if any, and (ii)  neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, if in the judgment of the Sales Agents (without relieving the Company of any obligation or liability it may otherwise have), any such development makes it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.
(e)Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Sales Agents, have a Material Adverse Effect or if, in the judgment of the Sales Agents, any such development makes it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.
(f)Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any other representation and warranty), and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company shall have been duly performed, fulfilled or complied with.
(g)The Sales Agents shall have received the opinion and negative assurance letter from Company Counsel required to be delivered pursuant to Section 7(t) on or before the date on which delivery of such opinion and negative assurance letter is required pursuant to Section 7(t).
(h)The Sales Agents shall have received an opinion and negative assurance letter from White & Case LLP, counsel to the Sales Agents, on or before the date on which delivery of the opinion of Company Counsel is required pursuant to Section 7(t), which opinion and negative assurance letter shall be reasonably satisfactory in all respects to the Sales Agents, and the Company shall have furnished to such counsel such documents as they may request to enable counsel to the Sales Agents to pass upon such matters.
(i)The Sales Agents shall have received the Comfort Letter required to be delivered pursuant to Section 7(u) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(u).
(j)The Sales Agents shall have received the certificate required to be delivered pursuant to Section 7(s) on or before the date on which delivery of such certificate is required pursuant to Section 7(s).
(k)On or prior to the date of the first Placement Notice and at subsequent Representation Dates as may be requested by the Sales Agents, the Company shall deliver to the Sales Agents a certificate of the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Sales Agents and their counsel, certifying as to (i) the Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the resolutions of the board of directors of the Company or a duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement.
(l)The Placement Shares shall be qualified for sale in such jurisdictions as the Sales Agents may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding.
(m)Either (i) the Placement Shares shall have been approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of the first Placement Notice and the Exchange shall have reviewed such application and/or not provided any objections thereto. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.
(n)All filings with the Commission required by Rule 424(b) or Rule 433 under the Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8)) or Rule 433, as applicable.
(o)If applicable, FINRA shall have raised no objection to the terms of the offering contemplated hereby and the amount of compensation allowable or payable to the Sales Agents as described in the Prospectus.
(p)On each date on which the Company is required to deliver a certificate pursuant to Section 7(s), the Company shall have furnished to the Sales Agents such further information, opinions, certificates, letters and other documents, in addition to those specifically mentioned herein, as the Sales Agents may have reasonably requested. All such information, opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof.
(q)There shall not have occurred any event that would permit the Sales Agents to terminate this Agreement pursuant to Section 11(a).
9.Indemnification and Contribution.
(a)The Company will indemnify and hold harmless the Sales Agents, their partners, members, directors, officers, employees, agents and affiliates and each person, if any, who controls a Sales Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus Supplement, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares to any person by a Sales Agent and is based on the Sales Agents Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.
(b)Each Sale Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the

Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Sales Agents, as set forth in Section 9(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Sales Agents Information. This indemnity will be in addition to any liability that the Sales Agents might otherwise have.
(c)Any party that proposes to assert the right to be indemnified under this Section 9 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 9 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (A) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).
(d)If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 9 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)If the indemnification provided for in this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under this Section 9 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Sales Agents, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Sales Agents, on the other hand. The relative benefits received by the Company, on the one hand, and the Sales Agents, on the other hand, shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Sales Agents from the sale of the Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Sales Agents, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Sales Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Agents agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for purposes of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), the Sales Agents shall not be required to contribute any amount in excess of the commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each director and officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e). No party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9 hereof.
(f)The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Sales Agents, (ii) acceptance of any of the Placement Shares and payment therefor or (iii) any termination of this Agreement.
10.[Reserved].
11.Termination.
(a)The obligations of the Sales Agents under this Agreement may be terminated and each Sales Agent may terminate this Agreement with respect to itself at any time, by notice to the Company from such Sales Agent, without liability on the part of such Sales Agent to the Company if, in the sole judgment of such Sales Agent, (i) there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the sole judgment of such Sales Agent is material and adverse and makes it impractical or inadvisable to sell the Placement Shares or to enforce contracts for the sale of the Placement Shares, (ii) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by the Exchange or trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (iii) trading in securities generally on the Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on the Exchange, or material governmental restrictions shall have been imposed upon trading in securities generally by the Exchange, by order of the Commission or any court or other governmental authority or by the Exchange, (iv) a banking moratorium shall have been declared by either federal or New York State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (v) any material adverse change in the financial or securities markets in the United States or elsewhere or in political, financial or economic conditions in the United States or elsewhere, any outbreak or material escalation of hostilities, a declaration of a national emergency or war, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of such Sales Agent, impracticable or inadvisable to sell the Placement Shares or to enforce contracts for the sale of the Placement Shares. If this Agreement is terminated pursuant to this Section 11(a), neither party shall have any liability to the other party, except that Sections 7(i), 9 and 13 hereof shall remain in full force and effect notwithstanding such termination. If a Sales Agent elects to terminate this Agreement as provided in this Section 11(a), such Sales Agent shall provide the required notice as specified in Section 13.
(b)The Company shall have the right, by giving five days’ prior notice as hereinafter specified to terminate this Agreement with respect to any Sales Agent in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 7(i), 9 and 13 hereof shall remain in full force and effect notwithstanding such termination.
(c)Each Sales Agent shall have the right, by giving five days’ prior notice as hereinafter specified to terminate this Agreement with respect to itself in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 7(i), 9 and 13 hereof shall remain in full force and effect notwithstanding such termination.
(d)This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 7(i), 9, 10 and 13 hereof shall remain in full force and effect. To the extent this Agreement is terminated by a Sales Agent or by the Company with respect to a Sales Agent, this Agreement shall terminate only with respect to such Sales Agent and shall remain in full force and effect with respect to the Company and the other Sales Agent, unless and until terminated.
(e)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by a Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.
12.No Fiduciary Relationship.
Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Sales Agents, the Company acknowledges and agrees that (a) the offering and sale of the Placement Shares pursuant to this

Agreement is an arm’s-length commercial transaction between the Company and the Sales Agents, (b) each Sales Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and the Sales Agents have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Sales Agents have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Sales Agents and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Sales Agents have no obligation to disclose or account to the Company for any of such differing interests, and (d) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate, is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement and has not relied upon the Sales Agents or legal counsel for the Sales Agents for any legal, tax, accounting and financial advice in connection with the offering and sale of the Placement Shares.  The Company hereby waives any claim, and agrees that it will not claim, that the Sales Agents or their affiliates have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with the sale of Placement Shares under this Agreement or the process leading thereto. The Company agrees that the Sales Agents and their affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.
13.Miscellaneous.
(a)Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, Hyliion Holdings Corp., 1202 BMC Drive, Suite 100, Cedar Park, TX, Attention: Jose Oxholm, Chief Legal and Compliance Officer, email: jose.oxholm@hyliion.com and Jon Panzer, Chief Financial Officer, email: jon.panzer@hyliion.com, with a copy (which shall not constitute notice) to Vinson & Elkins L.L.P., 1114 Avenue of the Americas, 32nd Floor, New York, New York 10036, Attention: Brenda Lenahan, email: BLenahan@velaw.com, or (b) if to the Sales Agents, at the offices of Needham & Company, LLC, 250 Park Avenue, New York, NY 10177, Attention: Corporate Finance Department, Matthew Castrovince, email: mcastrovince@needhamco.com, and at the offices of Northland Securities, Inc., 150 South Fifth Street, Suite 3300, Minneapolis, Minnesota 55402, with a copy (which shall not constitute notice) to White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020, Attention: Drew Valentine and Adam Johnson, email: drew.valentine@whitecase.com and adam.johnson@whitecase.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid) and (iv) by Electronic Notice as set forth in the following paragraph. For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in New York City are open for business.
    An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13(a) if sent to the electronic mail address specified by the receiving party in this Section 13(a). Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person to whom notice is sent, other than automatic reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

(b)This Agreement has been and is made solely for the benefit of the Sales Agents, the Company, and the persons referred to in Section 9, and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Placement Shares. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Sales Agents may assign their rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent; provided, further, that no such assignment by the Sales Agents shall relieve the Sales Agents of any of their obligations hereunder.
(c)The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Stock.
(d)This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Sales Agents.
(e)This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State and without regard to principles of conflicts of laws. Unless stated otherwise, specified times of day refer to New York City time.
(f)No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.
(g)This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(h)In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
(i)EACH OF THE COMPANY AND THE SALES AGENTS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(j)Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York City, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy (certified or registered mail, return receipt requested) to such party at the address in effect for notices under Section 13(a) of this Agreement and agrees that such service shall constitute good and sufficient notice of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
(k)For purposes of this Agreement:
(i)The section, exhibit and schedule headings herein are for convenience only and shall not affect the construction hereof.
(ii)Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa.
(iii)The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(iv)Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”
(v)References herein to any gender shall include each other gender.
(vi)References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.
(vii)All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
(viii)All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Sales Agents outside of the United States.
[Signature pages follow]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Sales Agents.
Very truly yours,

Hyliion Holdings Corp.

By:    /s/ Jon Panzer
Name: Jon Panzer
Title: Chief Financial Officer

Confirmed as of the date first
above mentioned:

Needham & Company, LLC
By:    /s/ Matthew Castrovince
Name: Matthew Castrovince
Title: Managing Director

NORTHLAND SECURITIES, INC.
By:    /s/ Robert Schnell
Name: Robert Schnell
Title: Managing Director

[Signature Page to Sales Agreement]

SCHEDULE 1
__________________________
Form of Placement Notice
__________________________
From:         Hyliion Holdings Corp.
To:     [Needham & Company, LLC] [Northland Securities, Inc.]
Attention: [_____]
Subject:     Placement Notice
Date:        [____], 20[____]
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Hyliion Holdings Corp., a Delaware corporation (the “Company”), and Needham & Company, LLC [(the “Designated Sales Agent”)] and Northland Securities, Inc. [(the “Designated Sales Agent”)], dated August 11, 2026, the Company hereby requests that the Designated Sales Agent sell up to [___] shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a minimum price of $[___] per share, during the time period beginning [month, day, time] and ending [month, day, time][until all Shares that are the subject of this Placement Notice are sold].
[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MAXIMUM NUMBER OF SHARES THAT MAY BE SOLD ON ANY SINGLE DAY, COMMISSION AMOUNT THE MANNER IN WHICH SALES ARE TO BE MADE BY THE DESIGNATED SALES AGENT, AND/OR THE CAPACITY IN WHICH THE DESIGNATED SALES AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).]

SCHEDULE 2
__________________________
Compensation
__________________________
The Company shall pay to the Designated Sales Agent in cash, upon each sale of Placement Shares pursuant to the Sales Agreement of which this Schedule 2 forms a part, an amount up to 3% of the aggregate gross proceeds from each sale of Placement Shares.
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

SCHEDULE 3
__________________________
Notice Parties
__________________________
The Company
Jon Panzer, email: jon.panzer@hyliion.com
Jose Oxholm, email: jose.oxholm@hyliion.com
The Sales Agents
Needham & Company, LLC
Matthew Castrovince, email: mcastrovince@needhamco.com
Brandon Lebow, email: blebow@needhamco.com
Navdeep Saini, email: nsaini@needhamco.com
Northland Securities, Inc.
Robert Schnell, email: rschnell@northlandcapitalmarkets.com
Gavin Murphy, email: gmurphy@northlandcapitalmarkets.com
Valencia Day, email: vday@northlandcapitalmarkets.com

SCHEDULE 4
__________________________
Permitted Free Writing Prospectus
__________________________
[None.]

__________________________
Form of Representation Date Certificate
__________________________
HYLIION HOLDINGS CORP.
OFFICER’S CERTIFICATE
[DATE]
The undersigned, [Jon Panzer], the duly qualified and elected Chief Financial Officer of Hyliion Holdings Corp., a Delaware corporation (the “Company”), does hereby certify in the undersigned’s capacity and on behalf of the Company, pursuant to Section 7(s) of the Sales Agreement, dated August 11, 2026 (the “Sales Agreement”), by and between the Company and Needham & Company, LLC, that to the best of the knowledge of the undersigned:
(a)Each of the representations and warranties of the Company contained in the Sales Agreement are true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any other representation and warranty), in each case, as of the date hereof with the same force and effect as if expressly made on and as of the date hereof.
(b)Each of the covenants required to be performed by the Company under the Sales Agreement on or prior to the date hereof has been duly, timely and fully performed and each condition required to be satisfied or fulfilled under the Sales Agreement on or prior to the date hereof has been duly, timely and fully satisfied or fulfilled.
(c)The Company does not possess any material non-public information.
(d)Each of Vinson & Elkins L.L.P. and White & Case LLP is entitled to rely on this Officer’s Certificate in connection with the opinion that each firm is rendering pursuant to the Sales Agreement.
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned, in such individual’s respective capacity as Chief Financial Officer of the Company, has executed this Officer’s Certificate on behalf of the Company as of the date first written above.

By:
    Name: Jon Panzer
    Title:
    Date:

[Signature Page to Officer’s Certificate]